Exhibit 10.1.1

FORM OF
INDEMNIFICATION AGREEMENT
THIS INDEMNIFICATION AGREEMENT (the “Agreement”) is made and entered into this ____ day of ________, 2017, among PHH Corporation, a Maryland corporation (the “Company”), and ____________________ (“Indemnitee”).
WHEREAS, the Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve as officers and directors of the Company;
WHEREAS, highly qualified individuals have become more reluctant to serve corporations as directors or officers unless they are provided adequate protection through insurance and indemnification against the risks of claims and actions against them arising out of their service to and activities on behalf of such corporations;
WHEREAS, the Board of Directors of the Company (the “Board”) has determined that the increased difficulty in attracting and retaining such individuals is detrimental to the best interests of the Company’s stockholders and the Company should act to assure such individuals that there will be increased certainty of such protection in the future;
WHEREAS, it is reasonable, prudent and necessary for the Company to contractually obligate itself to indemnify, and to advance expenses on behalf of, such individuals to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified;
WHEREAS, at the request of the Company, Indemnitee currently serves as an officer of the Company and may, therefore, be subjected to claims, suits or proceedings arising as a result of her service;
WHEREAS, as an inducement to Indemnitee to continue to serve as such officer, the Company has agreed to enter into this Agreement to indemnify and advance expenses and costs incurred by Indemnitee in connection with any claims, suits or proceedings arising as a result of her service, to the maximum extent permitted by law;
WHEREAS, Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that Indemnitee be indemnified on the terms set forth in this Agreement; and
WHEREAS, this Agreement is a supplement to and in furtherance of the provisions of the Company’s Charter and Bylaws regarding indemnification and advancement of expenses and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of the Indemnitee thereunder.
NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:
Section 1.    Definitions. For purposes of this Agreement:
(a)    “Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:
(i)    any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company) representing 40% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (1) of paragraph (iii) below; or
(ii)    the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

(iii)    there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 70% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, and in proportion to their voting power immediately prior to such merger or consolidation, or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities; or
(iv)    the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 70% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale. Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.
(b)    “Corporate Status” means the status of a person who is or was a director, officer, employee or agent of the Company or one or more of its subsidiaries.
(c)    “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.
(d)    “Effective Date” means the date set forth in the first paragraph of this Agreement.
(e)    “Expenses” shall include any and all reasonable and out-of-pocket attorneys’ fees and costs, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, ERISA excise taxes and penalties and any other disbursements or expenses incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in or otherwise participating in any Proceeding or any Entitlement Proceeding. Expenses shall also include Expenses incurred in connection with any appeal resulting from any Proceeding or any Entitlement Proceeding including, without limitation, the premium, security for and other costs relating to any cost bond, supersedeas bond or other appeal bond or its equivalent.
(f)    “Independent Counsel” means a law firm, or a member of a law firm that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. If a Change in Control has not occurred, Independent Counsel shall be selected by the Board, with the approval of Indemnitee, which approval will not be unreasonably withheld. If a Change in Control has occurred, Independent Counsel shall be selected by Indemnitee, with the approval of the Board, which approval will not be unreasonably withheld.
(g)    “Person” as used herein shall be broadly interpreted to include, without limitation, any corporation, company, group, partnership or individual.
(h)    “Proceeding” includes any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative (including on appeal), except (i) an Entitlement Proceeding or (ii) any such action, suit, arbitration, alternate dispute resolution mechanism, administrative hearing or other proceeding completed on or before the Effective Date unless otherwise specifically agreed in writing by the Company and Indemnitee. If Indemnitee reasonably believes that a given situation may lead to or culminate in the institution of a Proceeding, such situation shall also be considered a Proceeding.

Section 2.    Services by Indemnitee. Indemnitee currently serves as a director, officer or employee of the Company or of one or more of its subsidiaries. However, this Agreement shall not impose any obligation on Indemnitee or the Company to continue Indemnitee’s service to the Company or any of its subsidiaries beyond any period otherwise required by law or by other agreements or commitments of the parties, if any.
Section 3.    Indemnification - General. The Company shall indemnify, and advance Expenses to, Indemnitee (a) as provided in this Agreement and (b) otherwise to the fullest extent permitted by Maryland law in effect on the date hereof (including applicable case law) and as amended from time to time; provided, however, that, to the extent permitted by Maryland law, no change in Maryland law shall have the effect of reducing the benefits available to Indemnitee hereunder based on Maryland law as in effect on the date hereof. The rights of Indemnitee provided in this Section 3 shall include, without limitation, the rights set forth in the other sections of this Agreement, including any additional indemnification permitted by Section 2-418(g) of the Maryland General Corporation Law (“MGCL”).
Section 4.    Proceedings Other Than Proceedings by or in the Right of the Company.
(a)    Indemnitee shall be entitled to the rights of indemnification provided in this Section 4 if, by reason of Indemnitee’s Corporate Status, he or she was or is, or is threatened to be, made a party to or a witness in any threatened, pending, or completed Proceeding, other than a Proceeding by or in the right of the Company. Pursuant to this Section 4, Indemnitee shall be indemnified against all judgments, penalties, fines and amounts paid in settlement and all Expenses actually and reasonably incurred by Indemnitee or on his or her behalf in connection with a Proceeding by reason of Indemnitee’s Corporate Status unless it is established that (i) the act or omission of Indemnitee was material to the matter giving rise to the Proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (ii) Indemnitee actually received an improper personal benefit in money, property or services, or (iii) in the case of any criminal Proceeding, Indemnitee had reasonable cause to believe that his conduct was unlawful.
(b)    Indemnitee shall be deemed to have acted in good faith if, in performing his or her duties, Indemnitee relied on any information, opinion, report or statement, including any financial statement or other financial data prepared or presented by:
(i)    an officer or employee of the Company whom Indemnitee reasonably believes to be reliable and competent in the matters presented;
(ii)    a lawyer, certified public accountant, investment banker, engineer, consultant, investment or financial advisor or other person, as to a matter which Indemnitee reasonably believes to be within the person’s professional or expert competence; or
(iii)    a committee of the Board on which Indemnitee does not serve, as to a matter within its designated authority, if Indemnitee reasonably believes the committee to merit confidence.
(c)    Indemnitee has not acted in good faith if he or she had any knowledge concerning the matter in question which would cause the reliance set forth in paragraph (b) above to be unwarranted.
Section 5.    Proceedings by or in the Right of the Company.
(a)    Indemnitee shall be entitled to the rights of indemnification provided in this Section 5 if, by reason of Indemnitee’s Corporate Status, he or she is, or is threatened to be, made a party to or a witness in any threatened, pending or completed Proceeding brought by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 5, Indemnitee shall be indemnified against all amounts paid in settlement and all Expenses actually and reasonably incurred by Indemnitee or on his or her behalf in connection with such Proceeding unless it is established that (i) the act or omission of Indemnitee was material to the matter giving rise to such a Proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty or (ii) Indemnitee actually received an improper personal benefit in money, property or services.
(b)    Indemnitee shall be deemed to have acted in good faith if, in performing his or her duties, Indemnitee relied on any information, opinion, report or statement, including any financial statement or other financial data prepared or presented by:
(i)    an officer or employee of the Company whom Indemnitee reasonably believes to be reliable and competent in the matters presented;

(ii)    a lawyer, certified public accountant, investment banker, engineer, consultant, investment or financial advisor or other person, as to a matter which Indemnitee reasonably believes to be within the person’s professional or expert competence; or
(iii)    a committee of the Board on which Indemnitee does not serve, as to a matter within its designated authority, if Indemnitee reasonably believes the committee to merit confidence.
(c)    Indemnitee has not acted in good faith if he or she had any knowledge concerning the matter in question which would cause the reliance set forth in paragraph (b) above to be unwarranted.
Section 6.    Court-Ordered Indemnification. Notwithstanding any other provision of this Agreement, a court of appropriate jurisdiction, upon application of a director or officer (including the Indemnitee) and such notice as the court shall require, may order indemnification in the following circumstances:
(a)    if it determines a director or officer is entitled to reimbursement under Section 2-418(d)(1) of the MGCL, the court shall order indemnification, in which case the director or officer shall be entitled to recover the expenses of securing such reimbursement; or
(b)    if it determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director or officer (i) has met the standards of conduct set forth in Section 2-418(b) of the MGCL or (ii) has been adjudged liable for receipt of an improper personal benefit under Section 2-418(c) of the MGCL, the court may order such indemnification as the court shall deem proper. However, indemnification with respect to any Proceeding by or in the right of the Company or in which liability shall have been adjudged in the circumstances described in Section 2-418(c) of the MGCL shall be limited to Expenses.
Section 7.    Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, and without limiting any such provision, to the extent that Indemnitee is, by reason of his Corporate Status, made a party to and is successful in accordance with the standards in Section 4 or Section 5, as applicable, on the merits or otherwise, in the defense of any Proceeding, he shall be indemnified for all Expenses actually and reasonably incurred by him or on his behalf in connection therewith. If Indemnitee is not wholly successful in accordance with the standards in Section 4 or Section 5, as applicable, in such Proceeding such that he would not be entitled to indemnification as to some or all matters under Section 4 or Section 5, as applicable, but is successful in accordance with the standards in Section 4 or Section 5, as applicable, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee under this Section 7 for all Expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter. Notwithstanding anything to the contrary contained herein, regardless of the outcome of any Proceeding, Indemnitee’s defense in any such Proceeding shall be deemed successful for purposes of this Section 7 so long as none of the matters set forth in the last sentence of Section 4(a) or Section 5(a) above, as applicable, shall have been conclusively established.
Section 8.    Advance of Expenses. The Company shall advance from time to time (whether prior to, during or after final disposition of any applicable Proceeding or Entitlement Proceeding) all reasonable Expenses incurred by or on behalf of Indemnitee in connection with (a) any Proceeding to which Indemnitee is, or is threatened to be, made a party or a witness or (b) any Entitlement Proceeding, in each case, within ten days after the receipt by the Company of a written statement or statements from Indemnitee that (i) requests such advance or advances, (ii) reasonably evidences the Expenses incurred by Indemnitee and (iii) (A) if such statement relates to a Proceeding pursuant to (a) above, includes or is preceded or accompanied by a written affirmation and undertaking by Indemnitee in substantially the form attached hereto as Exhibit A (with any modifications as the Company may require so that such affirmation and undertaking is in accordance with the MGCL or other applicable law as in effect at the time of the execution thereof) or (b) if such statement relates to an Entitlement Proceeding pursuant to (b) above, includes or is preceded or accompanied by an undertaking in substantially the form attached hereto as Exhibit B (with any modifications as the Company may require so that such undertaking is in accordance with the MGCL or other applicable law as in effect at the time of the execution thereof). To the extent that Expenses advanced to Indemnitee do not relate to a specific claim, issue or matter in a Proceeding, such Expenses shall be allocated on a reasonable and proportionate basis. The undertaking required by this Section 8 shall be an unlimited general obligation by or on behalf of Indemnitee and shall be accepted without reference to Indemnitee’s financial ability to repay such advanced Expenses and without any requirement to post security therefor. Advances shall be unsecured and interest free. Such advances are deemed to be an obligation of the Company to Indemnitee hereunder, and shall in no event be deemed a personal loan.

Section 9.    Procedure for Determination of Entitlement to Indemnification.
(a)    To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that Indemnitee has requested indemnification.
(b)    Upon the written request by Indemnitee for indemnification pursuant to the first sentence of Section 9(a) hereof, a determination, if required by applicable law and in connection with a Proceeding, with respect to Indemnitee’s entitlement thereto shall promptly be made in the specific case: (i) if a Change in Control shall have occurred, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee; or (ii) if a Change of Control shall not have occurred, (A) by the Board (or a duly authorized committee thereof) by a majority vote of a quorum consisting of Disinterested Directors (as herein defined), or (B) if a quorum of the Board consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee, or (C) if so directed by a majority of the members of the Board, by the stockholders of the Company; and, if it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten days after such determination. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or Expenses (including reasonable attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby agrees to indemnify and hold Indemnitee harmless therefrom.
Section 10.    Presumptions and Effect of Certain Proceedings.
(a)    In making a determination with respect to entitlement to indemnification hereunder relating to a Proceeding, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 9(a) of this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making of any determination contrary to that presumption.
(b)    The termination of any Proceeding by judgment, order, settlement, conviction, a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, does not create a presumption that Indemnitee did not meet the requisite standard of conduct described herein for indemnification.
Section 11.    Remedies of Indemnitee.
(a)    If (i) a determination is made pursuant to Section 9 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) an advance of Expenses is not timely made pursuant to Section 8 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 9(b) of this Agreement within 90 days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 7 of this Agreement within ten days after receipt by the Company of a written request therefor, or (v) payment of indemnification is not made within ten days after a determination has been made that Indemnitee is entitled to indemnification, Indemnitee shall be entitled to (1) an adjudication in an appropriate court of the State of Maryland, or in any other court of competent jurisdiction, of his entitlement to such indemnification or advance of Expenses and/or (2) seek an award in arbitration to be conducted by a single arbitrator pursuant to the commercial Arbitration Rules of the American Arbitration Association (any such adjudication or arbitration, including any appeal therefrom, an “Entitlement Proceeding”). Indemnitee shall commence such Entitlement Proceeding within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 11(a); provided, however, that the foregoing clause shall not apply in respect of a proceeding brought by Indemnitee to enforce his rights under Section 7 of this Agreement.
(b)    In any Entitlement Proceeding, the Company shall have the burden of proving that Indemnitee is not entitled to indemnification or advance of Expenses, as the case may be.
(c)    If a determination shall have been made pursuant to Section 9(b) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any Entitlement Proceeding, absent a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification.
(d)    In the event that Indemnitee, pursuant to this Section 11, commences an Entitlement Proceeding, Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company for, any and all Expenses actually and reasonably incurred by him in such Entitlement Proceeding (the “Entitlement Proceeding Indemnification Amount”). If it shall be determined in such Entitlement Proceeding that Indemnitee is entitled to receive part but not all of the indemnification or advance of Expenses sought, the Expenses incurred by Indemnitee in connection with such Entitlement Proceeding shall be appropriately prorated. If (i) the Entitlement Proceeding Indemnification Amount is greater than the aggregate amount of all advances of Expenses made pursuant to Section 8(b), the Indemnitee shall be entitled to recover from the Company an amount equal to (1) the Entitlement Proceeding Indemnification Amount, minus (2) the aggregate amount of such advances of Expenses made pursuant to Section 8(b) and (ii) the Entitlement Proceeding Indemnification Amount is less than the aggregate amount of all advances of Expenses made pursuant to Section 8(b), the Company shall be entitled to recover from the Indemnitee an amount equal to (1) the aggregate amount of such advances of Expenses made pursuant to Section 8(b), minus (2) the Entitlement Proceeding Indemnification Amount. Any payments made pursuant to this Section 11(d)(i) or 11(d)(ii) shall be made within ten days after any such determination.
Section 12.    Defense of the Underlying Proceeding.
(a)    Indemnitee shall notify the Company promptly upon being served with or receiving any summons, citation, subpoena, complaint, indictment, information, notice, request or other document relating to any Proceeding which may result in the right to indemnification or the advance of Expenses hereunder; provided, however, that the failure to give any such notice, or the lateness or inaccuracy of such notice, shall not disqualify Indemnitee from the right, or otherwise affect in any manner any right of Indemnitee, to indemnification or the advance of Expenses under this Agreement unless the Company’s ability to defend in such Proceeding or to obtain proceeds under any insurance policy is materially and adversely prejudiced thereby, and then only to the extent the Company is thereby actually so prejudiced.
(b)    Subject to the provisions of the last sentence of this Section 12(b) and of Section 12(c) below, the Company shall have the right to defend Indemnitee in any Proceeding which may give rise to indemnification hereunder; provided, however, that the Company shall notify Indemnitee of any such decision to defend within 15 calendar days following receipt of notice of any such Proceeding under Section 12(a) above. The Company shall not, without the prior written consent of Indemnitee, which shall not be unreasonably withheld or delayed, consent to the entry of any judgment against Indemnitee or enter into any settlement or compromise which (i) includes an admission of fault of Indemnitee or (ii) does not include, as an unconditional term thereof, the full release of Indemnitee from all liability in respect of such Proceeding, which release shall be in form and substance reasonably satisfactory to Indemnitee. This Section 12(b) shall not apply to any Entitlement Proceeding.
(c)    Notwithstanding the provisions of Section 12(b) above, if in a Proceeding to which Indemnitee is a party by reason of Indemnitee’s Corporate Status, (i) Indemnitee reasonably concludes, based upon an opinion of Independent Counsel, that he or she may have separate defenses or counterclaims to assert with respect to any issue which may not be consistent with other defendants in such Proceeding, (ii) Indemnitee reasonably concludes, based upon an opinion of Independent Counsel, that an actual or apparent conflict of interest or potential conflict of interest exists between Indemnitee and the Company, or (iii) if the Company fails to assume the defense of such Proceeding in a timely manner, Indemnitee shall be entitled to be represented by separate legal counsel of Indemnitee’s choice, subject to the prior approval of the Company, which shall not be unreasonably withheld, at the expense of the Company. In addition, if the Company fails to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes any action to declare this Agreement void or unenforceable, or institutes any Proceeding to deny or to recover from Indemnitee the benefits intended to be provided to Indemnitee hereunder, Indemnitee shall have the right to retain counsel of Indemnitee’s choice, subject to the prior approval of the Company, which shall not be unreasonably withheld, at the expense of the Company (subject to Section 11(d)), to represent Indemnitee in connection with any such matter.
Section 13.    Non-Exclusivity; Survival of Rights; Insurance; Subrogation.
(a)    The rights of indemnification and advance of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Charter or Bylaws of the Company or any subsidiary or Portfolio Company, as applicable, any agreement or a resolution of the stockholders entitled to vote generally in the election of directors or of the Board, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his Corporate Status prior to such amendment, alteration or repeal.

(b)    In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.
(c)    The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.
Section 14.    Insurance. The Company will use its reasonable best efforts to acquire directors and officers liability insurance, on terms and conditions deemed appropriate by the Board, with the advice of counsel, covering Indemnitee or any claim made against Indemnitee for service as a director or officer of the Company or any of its subsidiaries and covering the Company for any indemnification or advance of expenses made by the Company to Indemnitee for any claims made against Indemnitee for service as a director or officer of the Company or any of its subsidiaries. Without in any way limiting any other obligation under this Agreement, the Company shall indemnify Indemnitee for any payment by Indemnitee arising out of the amount of any deductible or retention and the amount of any excess of the aggregate of all judgments, penalties, fines, settlements and reasonable expenses incurred by Indemnitee in connection with a Proceeding over the coverage of any insurance referred to in the first sentence of this Section 14.
Section 15.    Indemnification for Expenses of a Witness
. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporate Status, a witness in any Proceeding, whether instituted by the Company or any other party, and to which Indemnitee is not a party, he shall be advanced all reasonable Expenses and indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.
Section 16.    Duration of Agreement; Binding Effect.
(a)    This Agreement shall continue until and terminate ten years after the date that Indemnitee shall have ceased to serve as a director, trustee, officer, employee, or agent of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which Indemnitee served at the request of the Company; provided, that the rights of Indemnitee hereunder shall continue until the later of final termination (i) of any Proceeding then pending in respect of which Indemnitee is granted rights of indemnification or advance of Expenses hereunder and (ii) of any Entitlement Proceeding.
(b)    The indemnification and advance of Expenses provided by, or granted pursuant to, this Agreement shall be binding upon and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Company, and shall inure to the benefit of Indemnitee and his or her spouse, assigns, heirs, devisees, executors and administrators and other legal representatives.
(c)    The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.
Section 17.    Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.
Section 18.    Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. One such counterpart signed by the party against whom enforceability is sought shall be sufficient to evidence the existence of this Agreement.
Section 19.    Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.
Section 20.    Modification and Waiver; Entire Agreement. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver. This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subject matter hereof, and supersedes all prior agreements.
Section 21.    Notice by Indemnitee. Indemnitee shall promptly notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advance of Expenses covered hereunder.
Section 22.    Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given (i) when delivered personally by hand (with written confirmation of receipt), (ii) when sent by facsimile (with written confirmation of transmission) or (iii) three business days following the day sent by overnight courier (with written confirmation of receipt), in each case at the following addresses and facsimile numbers (or to such other address or facsimile number as a party may have specified by notice given to the other party pursuant to this provision):

(a)	If to Indemnitee, to: The address set forth on the signature page hereto.

(b)	If to the Company to:

PHH Corporation
3000 Leadenhall Road
Mt. Laurel, New Jersey 08054
Attn: William F. Brown
Senior Vice President, General Counsel and Secretary

or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

Section 23.    Notice to the Company’s Stockholders. Any indemnification of, or advance of Expenses, to Indemnitee arising out of a Proceeding by or in the right of the Company, shall be reported in writing to the stockholders of the Company with the notice of the next stockholders’ meeting or prior to the meeting.
Section 24.    Governing Law. The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Maryland, without regard to its conflicts of laws rules.
Section 26.    Miscellaneous. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

ATTEST:	PHH CORPORATION
_________________________________	By:________________________________(SEAL)
Name: ROBERT CROWL
Title: Chief Executive Officer

WITNESS:	INDEMNITEE
_________________________________	_________________________________
Name:
Address:

EXHIBIT A
FORM OF AFFIRMATION AND UNDERTAKING TO REPAY EXPENSES ADVANCED
The Board of Directors of PHH Corporation
Re: Affirmation and Undertaking to Repay Expenses Advanced
Ladies and Gentlemen:
This affirmation and undertaking is being provided pursuant to that certain Indemnification Agreement dated the day of         , 201_, by and between PHH Corporation, a Maryland corporation, (the “Company”), and the undersigned Indemnitee (the “Indemnification Agreement”), pursuant to which I am entitled to an advance of expenses in connection with [Description of Proceeding] (the “Proceeding”).
Terms used herein and not otherwise defined shall have the meanings specified in the Indemnification Agreement.
I am subject to the Proceeding by reason of my Corporate Status or by reason of alleged actions or omissions by me in such capacity. I hereby affirm that at all times, insofar as I was involved as an officer of the Company or one of its subsidiaries, in any of the facts or events giving rise to the Proceeding, (1) I acted in good faith and honestly, (2) I did not actually receive an improper personal benefit in money, property or services and (3) in the case of any criminal proceeding, I had no reasonable cause to believe that my conduct was unlawful.
In consideration of the advance of Expenses by the Company incurred by me in connection with the Proceeding (the “Advanced Expenses”), I hereby agree that if, in connection with the Proceeding, it is established that (1) an act or omission by me was material to the matter giving rise to the Proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty or (2) I actually received an improper personal benefit in money, property or services or (3) in the case of any criminal proceeding, I had reasonable cause to believe that my conduct was unlawful, then I shall promptly reimburse the portion of the Advanced Expenses relating to the claims, issues or matters in the Proceeding as to which the foregoing findings have been established and which have not been successfully resolved as described in Section 7 of the Indemnification Agreement. To the extent that Advanced Expenses do not relate to a specific claim, issue or matter in the Proceeding, I agree that such Expenses shall be allocated on a reasonable and proportionate basis.
IN WITNESS WHEREOF, I have executed this Affirmation and Undertaking on this         day of        , 201    .

EXHIBIT B
FORM OF UNDERTAKING TO REPAY EXPENSES ADVANCED
The Board of Directors of PHH Corporation
Re: Undertaking to Repay Expenses Advanced
Ladies and Gentlemen:
This undertaking is being provided pursuant to that certain Indemnification Agreement dated the day of         , 201_, by and between PHH Corporation, a Maryland corporation, (the “Company”), and the undersigned Indemnitee (the “Indemnification Agreement”), pursuant to which I am entitled to an advance of expenses in connection with [Description of Proceeding] (the “Entitlement Proceeding”).
Terms used herein and not otherwise defined shall have the meanings specified in the Indemnification Agreement.
In consideration of the advance of Expenses by the Company incurred by me in connection with the Entitlement Proceeding (the “Advanced Expenses”), I hereby agree that if, in connection with the Entitlement Proceeding, the Entitlement Proceeding Indemnification Amount is less than the aggregate amount of all advances of Expenses made pursuant to Section 8(b), I will pay the Company an amount equal to (i) the aggregate amount of such advances of Expenses made pursuant to Section 8(b), minus (ii) the Entitlement Proceeding Indemnification Amount.
IN WITNESS WHEREOF, I have executed this Undertaking on this         day of        , 201    .